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TeraGlobal Communications Corp and Subsidiaries                       25-Nov-98
Cumulative Weighted Average Shares Outstanding                         06:53 AM
Nine Months Ended September 30, 1998



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                 Increase                                Days
  Date          (Decrease)        Outstanding         Outstanding         Share-days
                                            0
12/31/97                            9,850,000                   1           9,850,000
01/01/98          500,000          10,350,000                 160       1,656,000,000
06/10/98          650,000          11,000,000                  16         176,000,000
06/26/98          250,000          11,250,000                  45         506,250,000
08/10/98        3,555,756          14,805,756                  51         755,093,556
09/30/98                0          14,805,756                   0                   0

              -----------                           ---------------------------------
                4,955,756                                     273       3,103,193,556
              -----------                           ---------------------------------
              -----------                           ---------------------------------

Basic Weighted Shares OS                                                   11,367,009
                                                                       --------------
                                                                       --------------

Net Income                                                               ($2,827,033)
                                                                       --------------
                                                                       --------------

Basic EPS                                                               $      (0.25)
                                                                       --------------
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Common Stock Equivalents @ 9/30/98
          $150,000 convertible prom. note                                     100,000
          $375,000 convertible prom. note (@ $4.00)                            93,750
          $500,000 convertible prom. note (@ $4.25)                           117,647
                                                                       --------------
                    Total shares to be issued                                 311,397
                                                                       --------------
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Diluted Weighted Shares OS                                                 11,678,406
                                                                       --------------
                                                                       --------------

Diluted EPS                                                             $      (0.24)
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